DOR BioPharma, Inc.
Code of Ethics for Senior Financial Officers
DOR BioPharma, Inc. (the "Company") is committed to conducting its business in compliance with applicable laws and regulations and in accordance with high standards of business conduct. The Company strives to maintain the highest standards of accuracy, completeness and integrity in its financial dealings, records and reports. These standards serve as the basis for managing the Company’s business, for meeting the Company’s duties to its stockholders and for maintaining compliance with financial reporting requirements. Accordingly, the Company has adopted this Code of Ethics for its Chief Executive Officer and Corporate Controller and any other senior financial officers (collectively, the "Senior Financial Officers").

I.    Honest and Ethical Conduct

Senior Financial Officers will exhibit and promote honest and ethical conduct by:

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    Encouraging and rewarding professional integrity and eliminating barriers to responsible behavior.

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    Promoting the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

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    Respecting the confidentiality of information acquired in the course of work, except when authorized or otherwise legally obligated to disclose such information.

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    Periodically communicating these ethical standards throughout the organization.

II.    Financial Records and Periodic Reports

Senior Financial Officers will establish and manage the enterprise transaction and reporting systems and procedures to provide that:

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    Business transactions are properly authorized and accurately and timely recorded on the Company’s books and records in accordance with U.S. generally accepted accounting principles (GAAP) and policies established by the Company.

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    False or artificial statements are not made in the Company’s books and records, financial statements and related communications.

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    The retention or proper disposal of Company records shall be in accordance with applicable legal and regulatory requirements and any records retention policies established by the Company.

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    Reports and documents filed by the Company with, or submitted by the Company to, the Securities and Exchange Commission, as well as other public communications made by the Company, will include full, fair, accurate, timely and understandable disclosure.

III.    Compliance with Applicable Laws, Rules and Regulations

Senior Financial Officers will establish mechanisms to:

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    Educate Company employees about applicable governmental laws, rules and regulations.

▪    Monitor compliance with applicable governmental laws, rules and regulations.

IV.    Reporting of Non-Compliance

Senior Financial Officers will promptly bring to the attention to the Audit Committee of the Company’s Board of Directors (the "Audit Committee"):

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    Material information that calls into question disclosures made by the Company in its filings with, or submissions to, the Securities and Exchange Commission or in other public communications.

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    Information concerning significant deficiencies or material weaknesses in the design or operation of the Company’s "internal control over financial reporting" or other factors that could adversely affect the Company’s ability to record, process, summarize and report financial data.

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    Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal control over financial reporting.

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    Information concerning a violation of this Code or any other Company conduct codes, including any actual or apparent conflicts of interest between personal and professional relationships, involving management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal control over financial reporting.

▪    Evidence of a material violation by the Company or its employees or agents of applicable governmental laws, rules or regulations.

V.    Disciplinary Action

In the event of a violation by a Senior Financial Officer of this Code, the Audit Committee shall be responsible for recommending appropriate disciplinary and/or remedial actions.